                                                                  EXHIBIT (n)(1)


                     [LETTERHEAD OF HOLLAND & KNIGHT LLP]


September 28, 1998


Merrill Lynch & Co.
Merrill, Lynch, Pierce, Fenner
  & Smith Incorporated
Merrill Lynch World Headquarters
World Financial Center, North Tower
New York, New York 10281-1305


        Re:  MuniHoldings Florida Insured Fund III;
             Common Shares

Ladies and Gentlemen:

        We have acted as special Florida counsel to MuniHoldings Florida Insured Fund III (the "Fund"), and this opinion is issued pursuant to the terms and conditions set forth in Section 5(b)(2) of the Purchase Agreement by and between the Fund and Merrill Lynch & Co., Merrill Lynch Pierce Fenner & Smith Incorporated (the "Underwriter") and Fund Asset Management, L.P. (the "Adviser") dated September 28, 1998 (the "Agreement") relating to the Common Shares referenced in the Agreement.

        In accordance with our understanding with you as to the scope of the services, we reviewed the Registration Statement for the Fund dated June 12, 1998, the Pre-Effective Amendment No. 1 dated August 19, 1998 and the Pre-Effective Amendment No. 2 dated September 28, 1998 ("Registration Statement") and the final Prospectus related thereto (the "Prospectus") dated September 28, 1998 (the "Effective Date"), Florida law and regulations as they relate to the Fund ("State Law") and certain current publicly available information with respect to the State of Florida's economic and financial condition ("Relevant Information"), including but not limited to official statements issued by the State of Florida (the "State") relating to securities offerings of the State.

Merrill Lynch & Co.
Merrill, Lynch, Pierce, Fenner
  & Smith Incorporated
September 28, 1998
Page 2
------------------------------


        Our opinions are limited to statements in the sections and subsections relating to the State or State Law. We are members of The Florida Bar and we express no opinion as to other portions or those sections which contain statements not related to the State of Florida or to the laws of Florida.

        We have not undertaken to verify independently the statements in the Relevant Information we reviewed and our review was not intended to enable us to pass upon, and we are not passing upon, the accuracy, completeness or fairness of the statements contained in the Relevant Information that we reviewed.

        This opinion is given as of, and speaks only as of, the Effective Date and as of the date hereof based upon the Relevant Information and State Law as of the Effective Date and the date hereof. The opinion expressed in paragraph 2 below is given to the best of the current actual knowledge of Holland & Knight lawyers currently with the Firm, who have devoted substantive attention to this matter (the "Reviewing Holland & Knight Lawyers"), who in our opinion have conducted procedures we have deemed appropriate in the circumstances.

        Based upon and subject to the foregoing we are of the opinion that:

        1. The statements relating to Florida tax matters contained under the heading "Taxes" in the Prospectus, to the extent they constitute summaries or descriptions of State Law or legal conclusions or legal opinions concerning State Law, are complete and accurate in all material respects.

        2. In the course of our review of State Law and the Relevant Information, nothing has come to our attention that would cause us to believe that, as of the Effective Date and the date hereof, the information in the Registration Statement and the Prospectus under the caption "Investment Objective and Policies -- Special Considerations Relating to Florida Municipal Bonds" and in Appendix I to the Registration Statement and the Prospectus entitled "Economic and Other Conditions in Florida," as they relate to State Law or the State, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

Merrill Lynch & Co.
Merrill, Lynch Pierce, Fenner
  & Smith Incorporated
September 28, 1998
Page 3
-----------------------------


        This opinion is furnished solely to you and your counsel and may not be relied upon by any other person or entity without our prior written consent, and will not be used, quoted in whole or in part, summarized or referred to in marketing literature or other materials or oral or written information given to prospective investors in the Fund.


                                        Sincerely yours,


                                        HOLLAND & KNIGHT LLP